Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(248,371)
Unrealized Gain (Loss) on Market Value of Futures	290,090
Interest Income	613
Total Income (Loss)	$42,332

Expenses
Investment Advisory Fee	$7,966
Brokerage Commissions	1,220
NYMEX License Fee	310
SEC & FINRA Registration Expense	120
Non-interested Directors' Fees and Expenses	72
Prepaid Insurance Expense	11
Other Expenses	52,500
Total Expenses	62,199
Expense Waiver	(50,508)
Net Expenses	$11,691
Net Gain (Loss)	$30,641

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/09	$16,131,853
Net Gain (Loss)	30,641

Net Asset Value End of Period	$16,162,494
Net Asset Value Per Unit (600,000 Units)	$26.94

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502